Exhibit 99(c)

CONTACTS:
Media Inquiries
Lin Cummins
(248) 435-7112
linda.cummins@arvinmeritor.com

Investor Inquiries
Alice McGuire
(248) 655-2159
alice.mcguire@arvinmeritor.com

Alternate Contacts:
Dan Katcher/Ellen Barry
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ArvinMeritor Presents Global Growth and Profit Strategies for the Future
Provides Financial Outlook

NEW YORK, N.Y., (Sept. 30, 2003) — ArvinMeritor, Inc. (NYSE: ARM) will present the company’s growth and financial improvement strategies today to analysts and investors in New York City. The company’s growth strategies will include:

•	Growing the business organically and pursuing strategic acquisitions

•	Increasing content per vehicle through advanced technology

•	Producing new products to meet customer needs in the areas of safety, environment and regulatory requirements

•	Minimizing cyclicality and risk through business and customer diversity

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     Larry Yost, chairman and CEO of ArvinMeritor, said, “As a global leader, the company is well-positioned for the anticipated rebound in the heavy and medium truck industry. We intend to improve our financial performance by driving a continuous improvement culture, identifying aggressive cost-reduction actions, focusing on reducing our break-even levels and improving our return on invested capital. We are streamlining our assets by closing and rationalizing manufacturing facilities and consolidating our technical centers.

     “Customers look for solutions to satisfy their needs in terms of function and performance. Our approach is to design systems and offer technology that delivers higher levels of functionality to our customers. We do that by looking at the performance of the overall system. We will continue to capitalize on our strong components business, while pursuing leadership as a systems and technology provider,” continued Yost.

Systems Drive Performance

     “Growth Through Customer Solutions” is the theme of the company’s presentation addressing its Light Vehicle Systems business (LVS). The LVS business is positioned for growth by further increasing the diversity of its customer base, providing technological solutions to drive systems integration, and moving into the emerging markets including China, Korea and India. In addition, technology in the areas of diesel emission systems, door systems and undercarriage cross-car modules will be highlighted as areas of significant opportunity.

Commercial Vehicle Systems – Growth Through Technology

     The company will discuss how it will grow its Commercial Vehicle Systems (CVS) business which includes offering innovative technology solutions to its customers, increasing its content per vehicle and accelerating its growth in the South American, European and Asian markets.

     “ArvinMeritor’s CVS business provides a competitive advantage by being able to offer our customers advanced technologies that help differentiate their products,” said Yost.

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     “Our CVS business group benefits from its unmatched expertise in developing and producing integrated systems, and in managing the entire integration process.

     “We are focused on transforming this business to one of vehicle management while continuing to deliver economic value. CVS is well-positioned to offer modules and systems that focus on key safety and environmental concerns facing our commercial industry today,” Yost concluded.

     Engineering expertise in ArvinMeritor’s CVS technical centers in Augsburg, Germany; Columbus, Ind.; and Troy, Mich., is delivering clean air solutions that address the stringent diesel particulate matter and NOx emissions standards. Those solutions include:

•	Thermal regenerator – An on-demand, active regeneration technology that offers a safe way to remove diesel particulate matter

•	Selective Catalytic Reduction – A compact, low-weight option that achieves up to 50-percent conversion of diesel particulate matter

•	Plasma (Hydrogen Assisted Regeneration) that uses less fuel than conventional regeneration and consumes minimal power

Capitalizing on the Aftermarket of the Future

     In the company’s Light Vehicle Aftermarket (LVA) business, ArvinMeritor will discuss its plan to capitalize on globalization in this segment – with Europe, Mexico, Brazil and China offering the primary growth opportunities.

     LVA also will meet the challenges in its business by building on its strengths including expanding its distribution services network and service offerings, focusing on growth products such as catalytic converters and filtration systems, and leading the industry with best-in-class capabilities in logistics.

Financial Outlook for Fourth Quarter and Fiscal Year 2003

     The company is updating its earnings expectations for fourth quarter and fiscal year 2003, ending Sept. 30, 2003, as well as providing ArvinMeritor’s outlook for 2004.

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     The company expects fourth-quarter diluted earnings per share in the range of $0.48 to $0.51, resulting in full-year diluted earnings per share in the range of $2.00 to $2.03, before the cumulative effect of a change in an accounting principle. This includes a net gain of $13 million after-tax, or $0.19 per share, in the fourth quarter of fiscal year 2003 on the previously announced sale of the exhaust tube manufacturing operation in Columbus, Ind. It also includes incremental expenses of $5 million after-tax, or $0.07 per share, related to additional restructuring programs in its LVS business group that were previously announced during the third-quarter earnings conference call.

     The current guidance reflects higher than anticipated costs for new product launches and steel-related interruptions in the LVS business; anticipated charges relating to information technology systems implementation and account reconciliations in Mexico; and additional warranty expense in the CVS business group.

     The company also expects to record a cumulative effect of an accounting change which reflects a charge of $5 million after-tax, or $0.07 per share, relating to the adoption of FIN 46 (Consolidations of Variable Interest Entities). FIN 46 became effective for ArvinMeritor in the fourth quarter of fiscal year 2003.

Financial Outlook for First Quarter and Fiscal Year 2004

     “Our fiscal year 2004 outlook for light vehicle production is 15.8 million vehicles in North America and 16.2 million vehicles in Western Europe. We expect that North American Class 8 truck production will be up about 34 percent in fiscal year 2004 to 222,000 units,” Yost said. “Our sales outlook for fiscal year 2004 is approximately $8.5 billion, up about nine percent from fiscal year 2003. Those figures are primarily driven by higher sales volumes expected in the commercial vehicle markets and new business awards in our LVS group.

     “We anticipate sales for the first quarter of fiscal year 2004 of $2.0 billion, and our outlook for first-quarter diluted earnings per share is in the range of $0.25 to $0.30; and we anticipate full-year diluted earnings per share in the range of $2.20 to $2.40 for fiscal year 2004, based on our current sales outlook,” Yost concluded.

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     ArvinMeritor, Inc. is a premier $7-billion global supplier of a broad range of integrated systems, modules and components to the motor vehicle industry. The company serves light vehicle, commercial truck, trailer and specialty original equipment manufacturers and related aftermarkets. In addition, ArvinMeritor is a leader in coil coating applications. The company is headquartered in Troy, Mich., and employs 32,000 people at more than 150 manufacturing facilities in 27 countries. ArvinMeritor common stock is traded on the New York Stock Exchange under the ticker symbol ARM. For more information, visit the company’s Web site at: www.arvinmeritor.com.

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CPR03-46
093003

     The Analyst Day presentation will be web cast starting at 9:00 AM EDT at http://www.arvinmeritor.com/. Presentation materials will also be available on the Presentations page of the Investors section of ArvinMeritor’s Web site.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are based on currently available competitive, financial and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain. ArvinMeritor cannot provide assurances that the tender offer described in this press release will be successfully completed or that we will realize the anticipated benefits of any transaction. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: global economic and market conditions; the demand for commercial, specialty and light vehicles for which ArvinMeritor supplies products; risks inherent in operating abroad, including foreign currency exchange rates; availability and cost of raw materials; OEM program delays; demand for and market acceptance of new and existing products; successful development of new products; reliance on major OEM customers; labor relations of ArvinMeritor, its customers and suppliers; the outcome of the tender offer for common stock of Dana Corp.; successful integration of acquired or merged businesses; achievement of the expected annual savings and synergies from past and future business combinations; competitive product and pricing pressures; the amount of ArvinMeritor’s debt; the ability of ArvinMeritor to access capital markets; the credit ratings of ArvinMeritor’s debt; the outcome of existing and any future legal proceedings, including any litigation with respect to the transaction, environmental or asbestos-related matters; as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in ArvinMeritor’s Securities and Exchange Commission filings.

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